Exhibit 99.2

Nexvet Presents Expanded Positive Clinical Data for Ranevetmab (NV-01) and Frunevetmab (NV-02) at ACVIM

DUBLIN, Ireland - June 9, 2016 — Nexvet Biopharma (Nasdaq: NVET), a veterinary biologic therapeutics company, is today presenting expanded results regarding completed clinical studies for ranevetmab (or “NV-01”) and frunevetmab (or “NV-02”) to veterinarians and veterinary key opinion leaders at a Nexvet-hosted seminar at the American College of Veterinary Internal Medicine (ACVIM) Forum today in Denver, Colorado. Ranevetmab and frunevetmab are anti-nerve growth factor (NGF) monoclonal antibody therapies in development as monthly subcutaneous injectables for the control of pain associated with osteoarthritis in dogs and cats, respectively.

Successful completion of the pivotal efficacy and field safety study for ranevetmab, which enrolled 262 dogs with osteoarthritis, was announced in November 2015. Successful completion of a pilot field study of frunevetmab, which enrolled 126 cats with osteoarthritis, was announced in May 2016. Both studies were randomized, placebo-controlled, double-blinded field studies. In both studies, the therapy was seen to be safe and well-tolerated, with no significant adverse safety signals detected.

In terms of efficacy, a wide range of statistically significant improvements over placebo at multiple time points were seen in both studies. Efficacy was primarily measured via owner assessments of changes in their pets’ pain and disability, using the pain assessment tools Client-Specific Outcome Measures (CSOM), the Canine Brief Pain Inventory (CBPI) and the Feline Musculoskeletal Pain Index (FMPI). Both studies used a monthly injection of treatment or placebo, with the ranevetmab study using three doses over three months, and the frunevetmab study using two doses over two months.

At today’s seminar at ACVIM the following efficacy results are being presented:

Ranevetmab (NV-01) pivotal efficacy and field safety study

•	A statistically significant improvement on the assessed level of pain as measured using CSOM improvement success/fail criteria between enrollment and day 28 (p=0.0414), day 56 (p=0.0268) and day 84 (p=0.0448). The successful day 28 endpoint was this study’s primary endpoint, as agreed under protocol concurrence with the United States Food and Drug Administration’s Center for Veterinary Medicine.

•	Statistically significant reductions in the assessed level of pain between ranevetmab-treated dogs and placebo as measured using changes in median total CSOM score between enrollment and day 28 (p=0.0025) and day 56 (p=0.0074).

•	A statistically significant difference between ranevetmab-treated dogs and placebo for the CSOM Global Assessment on the only day it was measured: day 28 (p=0.0291). The Global Assessment measures overall owner experience with the treatment course.

•	A statistically significant improvement on the assessed level of pain as measured using CBPI treatment success/fail criteria between enrollment and day 14 (p=0.0237), day 28 (p=0.0227) and day 56 (p=0.0046).

•	The CBPI component measurements Pain Severity Score and Pain Interference Score both yielded statistically significant improvements on the assessed level of pain on days 14, 28 and 56.

•	Veterinarian’s assessments of dog lameness, local joint effects and weight bearing ability were numerically superior to placebo for each composite variable at most evaluation points and included a statistically significant overall treatment effect for lameness.

Frunevetmab (NV-02) pilot field study

Intravenous and subcutaneous administration of frunevetmab were examined: both routes of administration were highly effective and the groups were combined for analysis. The combined frunevetmab treatment groups yielded:

•	A statistically significant improvement on the assessed level of pain as measured using CSOM improvement success/fail criteria between enrollment and both day 42 (p=0.0479) and day 56 (p=0.0033).

•	Statistically significant reductions in the assessed level of pain as measured using changes in median total CSOM score between enrollment and day 42 (p=0.0077) and day 56 (p<0.0001). The day 28 score was extremely close to statistical significance (p=0.0539).

•	A statistically significant difference between frunevetmab-treated cats and placebo for the CSOM Global Assessment on both days it was measured: day 28 (p=0.0134) and day 56 (p=0.0030).

•	A statistically significant improvement on the assessed level of pain as measured using FMPI improvement success/fail criteria (success was defined as a reduction of ≥ 10 in total score) between enrollment and both day 42 (p=0.0076) and day 56 (p=0.0242).

•	A statistically significant improvement over placebo on the assessed level of pain measured using reductions in median FMPI total score at day 42 (p=0.0002) and day 56 (p=0.0160).

“Ranevetmab and frunevetmab have consistently delivered strong results in every clinical study of their ability to control the pain associated with osteoarthritis in dogs and cats. These compelling data, combined with the monthly injectable profile of these novel biological therapies, make them exciting prospects for the future of chronic pain management in companion animals. This is particularly the case for cats, as there are no approved pain therapeutics for long-term feline use in the United States. We are delighted to present these expanded data, and look forward to many further discussions with the veterinary community as we progress our portfolio towards regulatory approval and commercial launch,” commented Dr. Mark Heffernan, Chief Executive Officer of Nexvet.

Nexvet intends to file further regulatory submissions and initiate the pivotal target animal safety study for ranevetmab in 2016. For frunevetmab, pivotal efficacy and target animal safety studies are also anticipated to commence later in 2016. The ranevetmab and frunevetmab material required for these studies will be supplied from BioNua, Nexvet’s newly operational biologics manufacturing facility in Tullamore, Ireland.

About Nexvet (www.nexvet.com)

Nexvet is a veterinary biologic therapeutics company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s proprietary PETization™ platform is designed to rapidly design monoclonal antibodies (mAbs) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates also build upon the safety and efficacy data from clinically tested human therapies, thereby reducing clinical risk and development cost.

Nexvet is leveraging diverse global expertise and incentives to build a vertically integrated biopharmaceutical company, which conducts drug discovery in Australia, conducts clinical development in the United States and Europe and conducts biomanufacturing in Ireland.

Further information:

Investors

Candice Knoll

Blueprint Life Science Group

+1 415-375-3340 Ext. 4

cknoll@bplifescience.com

Media

Jessica Burns

Berry & Company Public Relations

+1 212-253-8881

jburns@berrypr.com

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